UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2014, RadioShack Corporation (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on NYSE under Rule 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month or on the last day of the cure period.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on NYSE under the symbol “RSH”. The Company intends to actively monitor the closing bid price for its common stock and will consider available options to resolve the deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

If the common stock ultimately were to be delisted for any reason, it could (1) reduce the liquidity and market price of the common stock and (2) negatively impact the ability of the Company to conduct equity financings and access the public capital markets.

As required under NYSE rules, the Company issued a press release on July 25, 2014, announcing that it had received the notice of noncompliance. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release, dated July 25, 2014, “RadioShack Receives Continued Listing Standards Notice from the New York Stock Exchange”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: July 25, 2014	/s/ John W. Feray
John W. Feray
Executive Vice President - Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated July 25, 2014, “RadioShack Receives Continued Listing Standards Notice from the New York Stock Exchange”